Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of the 13th day of June, 2007, between Metabolix, Inc. (the “Company”), and Jay Kouba (the “Executive”).

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Term.  This Agreement shall be effective on the date it is executed by the parties (“Effective Date”).  Subject to the provisions of Section 4, the term of this Agreement shall be from May 15, 2007 until May 15, 2008 (“Term”) at which point it shall expire and be of no further force or effect.

2.                                       Position and Duties.  The Executive shall serve as the President and Chief Executive Officer of the Company, reporting to and serving on the Board of Directors (the “Board”), and shall have the responsibilities, duty and authority commensurate with that position.  In addition, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to the Executive from time to time by or under the authority of the Board.  The Executive shall devote his full working time and efforts to the business and affairs of the Company.  Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Executive’s performance of his duties to the Company as provided in this Agreement.  The parties agree that the Executive has disclosed, and the Board has approved, Executive’s services, including Executive’s service as a member of the Board of Directors, to the entities as described in Schedule A attached hereto, which is incorporated into this Agreement.

3.                                       Compensation and Related Matters.

(a)                                  Base Salary.  The Executive’s annual base salary shall be $30,000.00 (“Base Salary”),  payable in periodic installments in accordance with the Company’s usual practice for its senior executives.

(b)                                 Equity Compensation.  At its next regularly scheduled meeting on or after the Effective Date, the Company’s Compensation Committee shall grant to the Executive an option to purchase 83,312 shares of the Company’s common stock at the closing price as reported on NASDAQ on the day of grant, pursuant to a Stock Option Agreement and the Metabolix, Inc. 2006 Stock Plan.  The Stock Option Agreement shall provide that this option shall vest and become exercisable in equal increments of 20,828 shares on each of the following dates:  August 1, 2007, November 1, 2007, February 1, 2008, and May 1, 2008.  Once exercisable, this stock option shall continue to be exercisable at any time or times prior to the close of business on its expiration date, which shall be ten (10) years after the date of grant;

provided, that if the Executive’s employment is terminated for Cause (as defined below), any portion of this stock option outstanding on the date of termination of employment for Cause shall terminate immediately and be of no further force and effect.

(i)                                     Acceleration of Vesting Pursuant to a Change of Control.  If there is a Change of Control, as defined below, all options granted but not yet vested according to the terms of the relevant stock option agreements shall immediately vest and be exercisable.

(ii)                                  Change of Control shall mean the occurrence of one or more of the following events:

(A)                              any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company, representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(B)                                persons who, as of the Effective Date, constituted the Company’s Board of Directors (the “Incumbent Board”) cease for any reason including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to the Effective Date whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Section 6(f), be considered a member of the Incumbent Board; or

(C)                                the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(D)                               the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(iii)                               It is the intention of the Executive and of the Company that no payments by the Company to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Company by reason of the operation of Section 280G of the Code relating to parachute payments or any like statutory or regulatory provision.  Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G or any like statutory or regulatory provision, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company.  To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Company with interest thereon at the applicable Federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Company by reason of the operation of said Section 280G or any like statutory or regulatory provision.  To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Company has given notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

(c)                                  Bonus.  On August 1, 2007, the Company’s Compensation Committee shall grant to Executive an option to purchase up to 20,000 shares of the Company’s common stock at the closing price as reported on NASDAQ on the day of grant, that will vest and become exercisable on the date that the Executive satisfies the terms of his bonus plan, which shall be mutually agreed upon no later than August 1, 2007.  Once exercisable, this stock option shall continue to be exercisable at any time or times prior to the close of business on its expiration date, which shall be ten (10) years after the date of grant; provided, that if the Executive’s employment is terminated for Cause (as defined below), any portion of this stock option outstanding on the date of termination of employment for Cause shall terminate immediately and be of no further force and effect.

(d)                                 Other Benefits.  The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which is now or in the future made available by the Company to its executives, including participation in any tax-deferred 401(k) retirement plan, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement.  Nothing contained herein will require the Company to establish or maintain any such plan.

(e)                                  Vacations.  The Executive shall be entitled to paid holidays and paid vacation, accrued and used in accordance with the Company’s policies as currently in effect.  All vacation days will be taken at times mutually agreed by the Executive and the Company and will be subject to the business needs of the Company.

(f)                                    Travel to and from Chicago, Illinois.  The Company will reimburse Executive for weekly round-trip, coach travel costs between Boston and Chicago.

4.                                       Termination.  The Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

(a)                                  Death.  The Executive’s employment hereunder shall terminate upon his death.

(b)                                 Disability.  If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation, the Board may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Company during the period of such disability.  Notwithstanding any such removal or reassignment, the Executive shall continue to receive the Executive’s Base Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Company’s policies) and benefits under this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for the Term or three (3) months (whichever is shorter), and the Executive’s employment may be terminated by the Company at any time thereafter.  Nothing in this Section 4(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(c)                                  Termination by Company for Cause.  At any time, the Company may terminate the Executive’s employment hereunder for Cause if such termination is approved by a majority of the Board at a meeting of the Board called and held for such purpose.  For purposes of this Agreement, “Cause” shall mean:  (i) conduct by the Executive constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the Executive that would reasonably be expected to result in material injury to the Company or any of its subsidiaries and affiliates if he were retained in his position; (iii) continued, willful and deliberate non-performance by the Executive of his duties hereunder (other than by reason of the Executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board; (iv) a breach by the Executive of any of the provisions contained in Section 6 of this Agreement; (v) a violation by the Executive of the Company’s employment policies which has continued following written notice of such violation from the Board; or (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials.  For purposes of clauses (i), (iii) or (vi) hereof, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive without reasonable belief that the Executive’s act or failure to act, was in the best interest of the Company and its subsidiaries and affiliates.

(d)                                 Termination Without Cause.  The Company may terminate the Executive’s employment hereunder without Cause, if such termination is approved by a majority of the Board at a meeting of the Board called and held for such purpose.

(e)                                  Termination by the Executive.  The Executive may terminate his employment hereunder for any reason, upon written notice to the Board.

5.                                       Compensation Upon Termination.

(a)                                  Termination Generally.  If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid Base Salary, accrued but unused vacation, and any vested benefits the Executive may have under any employee benefit plan of the Company (the “Accrued Benefit”), through the date of termination.

(b)                                 Termination by the Company Without Cause.  If the Executive’s employment is terminated by the Company without Cause as provided in Section 4(d), then all options granted but not yet vested according to the terms of the relevant stock option agreements shall immediately vest and be exercisable, provided Executive signs and does not revoke a general release in a form acceptable to the Company (“General Release”).

6.                                       Noncompetition, Confidentiality and Inventions Agreement.

Executive agrees to execute the Company’s Employee Noncompetition, Confidentiality and Inventions Agreement within five (5) days of the Effective Date.

7.                                       Taxation of Payments and Benefits.  The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports.  Payments under this Agreement shall be in amounts net of any such deductions or withholdings.  Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

With respect to any equity compensation, including the options identified above, the Executive shall, not later than the date as of which the receipt of any such equity compensation becomes a taxable event for federal income tax purposes, pay to the Company any federal, state and local taxes required by law to be withheld on account of such taxable event.

8.                                       Consent to Jurisdiction.  The parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.  Accordingly, with respect to any such court action, the Executive

(a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

9.                                       Integration.  This Agreement between Executive and the Company, together with the Employee Noncompetition, Confidentiality and Inventions Agreement, and Stock Option Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter.

10.                                 Enforceability.  If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.                                 Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12.                                 Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Company may assign its rights under this Agreement without the consent of the Executive in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity.  This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

13.                                 Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.

14.                                 Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

15.                                 Governing Law.  This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.  With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

16.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

METABOLIX, INC.

By:	/s/ Anthony J. Sinskey
Anthony J. Sinskey
Chairman of the Compensation Committee

Date:	June 4, 2007

JAY KOUBA

/s/ Jay Kouba

Date:	June 13, 2007

SCHEDULE A

In accordance with Section 2 of his Employment Agreement with Metabolix, Inc. (the “Company”), Jay Kouba (the “Executive”) has disclosed, and the Board of Directors of the Company has approved, the following:

1.                                       Executive is serving and will continue to serve as a member of the Board of Directors of Advanced Biofuels and Virent Energy Systems.

2.                                       In his capacity as a member of the Board of Directors of Advanced Biofuels, Executive shall hold the title of “Vice Chairman of the Board and Chief Strategist.”  It is expected that Executive may accept the position of Chief Executive Officer of Advanced Biofuels following his employment with the Company.  It is expected that Advanced Biofuels may publicize its current relationship with Executive and its future anticipated employment of Executive.